Third Quarter 2013 Earnings Conference Call

Vision Mission Integrity Safe Harbor Statement This presentation includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: Increased prices for fuel and purchased power and the possibility that regulators may not permit EE to pass through all such increased costs to customers or to recover previously incurred fuel costs in rates Recovery of capital investments and operating costs through rates in Texas and New Mexico Uncertainties and instability in the general economy and the resulting impact on EE’s sales and profitability Unanticipated increased costs associated with scheduled and unscheduled outages of generating plant The size of our construction program and our ability to complete construction on budget Potential delays in our construction schedule due to legal challenges or other reasons Costs at Palo Verde Deregulation and competition in the electric utility industry Possible increased costs of compliance with environmental or other laws, regulations and policies Possible income tax and interest payments as a result of audit adjustments proposed by the IRS or state taxing authorities Uncertainties and instability in the financial markets and the resulting impact on EE’s ability to access the capital and credit markets Other factors detailed by EE in its public filings with the Securities and Exchange Commission November 6, 2013 2

Vision Mission November 6, 2013 3 3rd Quarter Highlights Successfully negotiated a new 3-year collective bargaining agreement Filed Certificates of Convenience and Necessity (CCN) in Texas and New Mexico for Montana Units 3 & 4 Texas Administrative Law Judge recommended approval of EE’s air permit for the Montana Power Station Environmental Protection Agency issued a draft air permit for the Montana Power Station

Vision Mission Leadership Team November 6, 2013 4 Tom Shockley CEO Steve Buraczyk SVP, Operations Mary Kipp SVP, General Counsel & Chief Compliance Officer Nathan Hirschi SVP and CFO Rocky Miracle SVP, Corporate Planning & Development William Stiller SVP, Human Resources & Customer Care David Carpenter Executive VP Hector Puente Executive VP Contract extended through December 2015 Expected to retire in January 2015

Vision Mission 2013 Financial Results 3rd Quarter 2013 net income of $50.6 million or $1.26 per basic share, compared to 3rd Quarter 2012 net income of $51.8 million or $1.29 per basic share YTD 2013 net income of $87.4 million or $2.17 per basic share, compared to YTD 2012 net income of $86.0 million or $2.15 per basic share November 6, 2013 5

Vision Mission 3rd Quarter Key Earnings Drivers November 6, 2013 6 Basic EPS Description September 30, 2012 1.29$ Changes In: Palo Verde O&M 0.02 Decrease due to reduced employee benefit costs & other operations expenses Taxes other than Income Taxes (0.05) Increase in property taxes due to increased property values and estimated assessment rates Interest on long-term debt (0.02) Increase due to interest on $150.0 million of 3.3% senior notes issued in December 2012 Other 0.02 September 30, 2013 1.26$

Vision Mission November 6, 2013 7 Non-Fuel Base Revenue Percent Change MWH Percent Change Residential 80,003 (0.4%) 880,105 (0.5%) C&I Small 60,259 (0.9%) 680,380 (1.9%) C&I Large 12,426 (1.3%) 276,232 6.0% Public Authorities 31,222 1.3% 449,469 1.4% Total Retail Sales 183,910 (0.3%) 2,286,186 0.2% Cooling Degree Days 1,444 (3.5%) Retail Customers (Average) 392,588 1.3% 3rd Quarter Changes in Revenue and Sales

Vision Mission YTD Key Earnings Drivers November 6, 2013 8 Basic EPS Description September 30, 2012 2.15$ Changes In: O&M expense at fossil fuel generating plants 0.04 Decrease primarily due to timing of planned maintenance in 2012 at the Newman and Rio Grande plants Deregulated Palo Verde Unit 3 revenues 0.03 Increase due to a 15.8% increase in power prices and a 14.7% increase in generation Allowance for Funds Used During Construction 0.03 Increase due to higher CWIP balances Palo Verde O&M 0.02 Decrease due to reduced operations expense at Unit 3 Interest on long-term debt (0.05) Increase due to interest on $150.0 million of 3.3% senior notes issued in December 2012 Administrative and general expense (0.04) Increase primarily due to outside services related to software systems improvements Other (0.01) September 30, 2013 2.17$

Vision Mission November 6, 2013 9 Non-Fuel Base Revenue Percent Change MWH Percent Change Residential 190,242 1.3% 2,138,436 1.2% C&I Small 146,763 (1.7%) 1,813,330 (0.7%) C&I Large 30,995 (4.2%) 813,099 2.3 % Public Authorities 75,666 0.1% 1,245,801 1.5% Total Retail Sales 443,666 (0.3%) 6,010,666 0.8% Heating Degree Days 1,419 16.8% Cooling Degree Days 2,615 (3.6%) Retail Customers (Average) 391,091 1.3% YTD Changes in Revenue and Sales

Vision Mission Capital Requirements and Liquidity EE has expended $165.3mm for additions to utility plant for the nine months ended September 30, 2013 Capital expenditures for utility plant in 2013 are anticipated to be approximately $236.7mm EE paid $31.4mm in dividends for the nine months ended September 30, 2013 At September 30, 2013, EE had a cash balance of $61.9mm At September 30, 2013, EE had liquidity of $346.0mm including cash and the revolving credit facility November 6, 2013 10

Vision Mission 2013 Earnings Guidance Revised 2013 earnings guidance range of $2.25 to $2.40 per basic share from the previous range of $2.20 to $2.50 per basic share Primary driver for the revision to the lower and upper ends of the earnings guidance range was due to the change in the assumption for base revenues due to mild summer weather November 6, 2013 11 11

Vision Mission Q & A November 6, 2013 12